SCHEDULE I
To the Shareholder Servicing Plan dated June 5, 1995 of The Victory Portfolios

1.    Balanced Fund, Class A Shares
2.    Convertible Fund, Class A Shares
3.    Diversified Stock Fund, Class A and B Shares
4.    Established Value Fund, Class A Shares
5.    Federal Money Market Fund, Select Shares
6.    Financial Reserves Fund, Class A Shares
7.    Fund for Income, Class A Shares
8.    Growth Fund, Class A Shares
9.    Institutional Money Market Fund, Select Shares
10.   Intermediate Income Fund, Class A Shares
11.   International Growth Fund, Class A Shares
12.   LifeChoice Conservative Investor Fund, Class A Shares*
13.   LifeChoice Growth Investor Fund, Class A Shares*
14.   LifeChoice Moderate Investor Fund, Class A Shares*
15.   Nasdaq-100 Index Fund, Class G Shares
16.   National Municipal Bond Fund, Class A Shares
17.   New York Municipal Bond Fund, Class A Shares
18.   Ohio Municipal Bond Fund, Class A Shares
19.   Ohio Municipal Money Market Fund, Class A Shares
20.   Prime Obligations Fund, Class A Shares
21.   Real Estate Fund, Class A Shares
22.   Small Company Opportunity Fund, Class A Shares
23.   Special Value Fund, Class A Shares
24.   Stock Index Fund, Class G Shares
25.   Tax-Free Money Market Fund, Class A Shares
26.   Value Fund, Class A Shares

Amended as of February 26, 2002.

*     Although these Funds have been approved for the Plan, no fees are taken.